PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS SECOND QUARTER EPS OF $0.48 PER DILUTED SHARE

15th CONSECUTIVE QUARTER OF RECORD EPS FROM CONTINUING OPERATIONS

COMPANY INCREASES GUIDANCE FOR ANNUAL EPS FROM CONTINUING OPERATIONS

Columbus, Ohio – August 24, 2010 – Big Lots, Inc. (NYSE: BIG) today reported net income of $38.9 million, or $0.48 per diluted share, for the second quarter of fiscal 2010 ended July 31, 2010.  This compares to net income of $28.4 million, or $0.34 per diluted share, for the second quarter of fiscal 2009.  For the year-to-date period ended July 31, 2010, net income totaled $94.8 million, or $1.17 per diluted share, compared to net income of $64.7 million, or $0.78 per diluted share, for the same period in fiscal 2009.  Results include both continuing operations and discontinued operations.  Discontinued operations activity was minimal for both the second quarter and year-to-date results of fiscal 2010 and fiscal 2009 and is discussed later in this release.

SECOND QUARTER HIGHLIGHTS

•	Record income from continuing operations of $0.48 per diluted share versus income from continuing operations of $0.35 per diluted share last year
•	Comparable stores sales increased 3.8%
•	Operating profit dollars increased 33% and operating profit rate improved by 110 basis points compared to last year

Continuing Operations

For the second quarter of fiscal 2010, income from continuing operations was $38.8 million, or $0.48 per diluted share, compared to income from continuing operations of $28.6 million, or $0.35 per diluted share, for the same period of fiscal 2009.

Net sales for the second quarter of fiscal 2010 increased 5.1% to $1,142.3 million, compared to $1,086.6 million for the same period in fiscal 2009.  Comparable store sales for stores open at least two years at the beginning of the fiscal year increased 3.8% for the quarter.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Operating profit for the second quarter of fiscal 2010 was $63.2 million, an increase of 33% compared to second quarter of fiscal 2009 operating profit of $47.7 million.  Our operating profit dollar growth was a result of our comparable store sales increase of 3.8%, improvement in the gross margin rate and expense leverage as a percent of sales.  Our gross margin rate for the quarter increased 50 basis points compared to last year as a result of lower markdowns as a percent of sales, improved shrink results, and a favorable merchandise mix impact due to higher sales in our home and seasonal categories.  The gross margin favorability was partially offset by rising freight costs, both import and domestic.  Expense leverage of approximately 60 basis points was driven by the leveraging impact of the comparable stores sales increase of 3.8% over certain store and occupancy related costs along with lower advertising and insurance related costs.

For the second quarter of fiscal 2010, net interest expense was $0.3 million compared to net interest expense of $0.5 million last year.  The effective income tax rate for the second quarter of fiscal 2010 was 38.3% compared to 39.3% last year with the decrease in rate primarily due to timing differences of settlement activity year over year.

Inventory and Cash Management

Inventory ended the second quarter of fiscal 2010 at $734 million compared to $668 million last year.  The increase in inventory represents an increase in store count of approximately 2% (24 stores), early receipts of import merchandise to avoid potential disruptions due to container shortages, and timing of certain incremental Furniture deals delivered to support our back-to-school furniture business.

We ended the second quarter of fiscal 2010 with $171 million of Cash and Cash Equivalents and no borrowings under our credit facility compared to $98 million of Cash and Cash Equivalents and no borrowings under our credit facility as of the end of the second quarter of fiscal 2009.  The $73 million increase in cash was attributable to cash generated by our business over the last 12 months, partially offset by share repurchase activity during fiscal 2010 as discussed later in this release.

Share Repurchase Activity

As a reminder, on March 2, 2010, our Board of Directors authorized a $250 million increase to our $150 million program bringing the total authorization of the repurchase program to $400 million (“March 2010 Repurchase Program”).  On March 10, 2010, we utilized $150 million of the authorization to execute an Accelerated Share Repurchase (ASR) transaction which reduced our common shares outstanding by 3.6 million.  The total number of shares repurchased under the ASR will be based upon the volume weighted average price of our stock over a predetermined period and will not be known until that period ends and a final settlement occurs.  The final settlement could increase or decrease the 3.6 million shares initially reduced from our outstanding common shares.  The terms of the ASR restrict us from declaring a dividend prior to completion, which is scheduled to be no later than January 26, 2011.

During the second quarter of fiscal 2010, we invested $83.8 million to repurchase 2.5 million shares at an average price of $33.58.  Subsequent to the end of the second fiscal quarter of 2010, we continued to invest in our repurchase plan and through yesterday (August 23, 2010) we have invested $68.0 million in the third fiscal quarter of 2010 to repurchase 2.2 million shares at an average price of $31.19, bringing the total number of shares repurchased (excluding ASR) to 4.7 million shares at an average price of $32.46.  We have $98.2 million remaining under our $400 million March 2010 Repurchase Program.  The remaining amount will be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors.  Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.  The repurchase program will continue until exhausted.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on March 30, 2010, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 Big Lots stores closed in January 2006 are classified as discontinued operations.  Net income from discontinued operations for the second quarter of fiscal 2010 totaled $0.1 million compared to a net loss from discontinued operations of $0.2 million for the second quarter of fiscal 2009.  On a year to date basis, the net loss from discontinued operations as of the end of the second quarter of fiscal 2010 totaled less than $0.1 million compared to a net loss of $0.3 million in the prior year.

2010 OUTLOOK

•
Increases guidance for fiscal 2010 income from continuing operations to $2.82 to $2.90 per diluted share … a 19% to 22% increase compared to adjusted (non-GAAP) income from continuing operations of $2.37 per diluted share last year

•	Reiterates guidance for $220 million of Cash Flow (defined as operating activities less investing activities)
•	Expects to repurchase at least $302 million of company stock under $400 million March 2010 Repurchase Program

Given the strength of the second quarter operating results, updated expectations for the balance of the year, and recent share repurchase activity, we raised our fiscal 2010 guidance for income from continuing operations per share.  We now anticipate fiscal 2010 income from continuing operations of $2.82 to $2.90 per diluted share, compared to our prior guidance of $2.75 to $2.85 per diluted share.  This EPS guidance is based on estimated fiscal 2010 comparable store sales in the range of 3.5% to 4.5% and an operating profit rate in the range of 7.3% to 7.5%.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. Eastern Time to discuss our financial results for the second quarter and provide commentary on our outlook for fiscal 2010.  We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Tuesday, September 7. A replay of the call will be available beginning August 24 at 12:00 noon (Eastern Time) through September at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The PIN number is 8325914.

Big Lots is the nation’s largest broadline closeout retailer.  As of the end of the second quarter of fiscal 2010 (July 31, 2010), we operated 1,374 BIG LOTS stores in 47 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY.  Our website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	JULY 31	AUGUST 1
	2010	2009
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$170,711	$98,275
Inventories	734,208	667,741
Deferred income taxes	52,415	43,614
Other current assets	72,030	88,650
Total current assets	1,029,364	898,280

Property and equipment - net	503,766	492,072

Deferred income taxes	20,658	45,692
Other assets	36,178	26,939

	$1,589,966	$1,462,983

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$340,969	$263,850
Property, payroll and other taxes	76,969	72,657
Accrued operating expenses	58,119	54,377
Insurance reserves	37,619	39,498
KB bankruptcy lease obligation	3,768	4,806
Accrued salaries and wages	36,133	31,641
Income taxes payable	738	905
Total current liabilities	554,315	467,734

Deferred rent	35,765	31,749
Insurance reserves	45,919	45,597
Unrecognized tax benefits	19,646	26,920
Other liabilities	22,649	43,630

Shareholders' equity	911,672	847,353
	$1,589,966	$1,462,983

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	JULY 31, 2010		AUGUST 1, 2009
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,142,309	100.0	$1,086,567	100.0

Gross margin	462,425	40.5	434,383	40.0

Selling and administrative expenses	380,374	33.3	367,781	33.8

Depreciation expense	18,848	1.6	18,949	1.7

Operating profit	63,203	5.5	47,653	4.4

Interest expense	(503)	(0.0)	(506)	(0.0)

Interest and investment income	177	0.0	19	0.0

Income from continuing operations before income taxes	62,877	5.5	47,166	4.3

Income tax expense	24,098	2.1	18,550	1.7

Income from continuing operations	38,779	3.4	28,616	2.6

Income/(loss) from discontinued operations, net of tax expense/(benefit) of $65 and ($112), respectively	98	0.0	(173)	(0.0)

Net income	$38,877	3.4	$28,443	2.6

Earnings per common share - basic (a)

Continuing operations	$0.49		$0.35

Discontinued operations	0.00		0.00

Net income	$0.49		$0.35

Earnings per common share - diluted (a)

Continuing operations	$0.48		$0.35

Discontinued operations	0.00		0.00

Net income	$0.48		$0.34

Weighted average common shares outstanding

Basic	79,467		81,623

Dilutive effect of share-based awards	866		893

Diluted	80,333		82,516

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	26 WEEKS ENDED		26 WEEKS ENDED
	JULY 31, 2010		AUGUST 1, 2009
		%		%
	(Unaudited)		(Unaudited)

Net sales	$2,377,471	100.0	$2,228,223	100.0

Gross margin	964,380	40.6	896,563	40.2

Selling and administrative expenses	773,154	32.5	750,463	33.7

Depreciation expense	37,948	1.6	38,164	1.7

Operating profit	153,278	6.4	107,936	4.8

Interest expense	(1,009)	(0.0)	(827)	(0.0)

Interest and investment income	520	0.0	25	0.0

Income from continuing operations before income taxes	152,789	6.4	107,134	4.8

Income tax expense	58,012	2.4	42,208	1.9

Income from continuing operations	94,777	4.0	64,926	2.9

Income/(loss) from discontinued operations, net of tax expense/(benefit) of ($1) and ($163), respectively	(2)	(0.0)	(252)	(0.0)

Net income	$94,775	4.0	$64,674	2.9

Earnings per common share - basic (a)

Continuing operations	$1.18		$0.80

Discontinued operations	0.00		0.00

Net income	$1.18		$0.79

Earnings per common share - diluted (a)

Continuing operations	$1.17		$0.79

Discontinued operations	0.00		0.00

Net income	$1.17		$0.78

Weighted average common shares outstanding

Basic	80,200		81,515

Dilutive effect of share-based awards	1,090		894

Diluted	81,290		82,409

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED

	July 31, 2010	August 1, 2009
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$29,911	$73,327

Net cash used in investing activities	(38,876)	(25,799)

Net cash used in financing activities	(81,272)	(355)

(Decrease) increase in cash and cash equivalents	(90,237)	47,173
Cash and cash equivalents:
Beginning of period	260,948	51,102

End of period	$170,711	$98,275

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	26 WEEKS ENDED	26 WEEKS ENDED

	July 31, 2010	August 1, 2009
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$137,672	$171,200

Net cash used in investing activities	(50,303)	(38,657)

Net cash used in financing activities	(200,391)	(69,041)

(Decrease) increase in cash and cash equivalents	(113,022)	63,502
Cash and cash equivalents:
Beginning of period	283,733	34,773

End of period	$170,711	$98,275

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EPS
(Unaudited)

The following table reconciles diluted earnings per share from continuing operations for fiscal 2010 guidance and fiscal 2009 actual results (GAAP financial measures) to adjusted diluted earnings per share from continuing operations (non-GAAP financial measures).

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 29, 2011	JANUARY 30, 2010
	(Guidance)	(Actual)
Diluted earnings per share from continuing operations on a GAAP basis (as reported)	$2.82 - $2.90	$2.44

Deduct: Gain on sale of real estate, net of tax benefit	-	(0.10)

Add Back: Legal settlement agreement, net of tax expense	-	0.03

Diluted earnings per share from continuing operations on an adjusted, non-GAAP basis	$2.82 - $2.90	$2.37

The adjusted diluted earnings per share from continuing operations is a “non-GAAP financial measure” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). This non-GAAP financial measure excludes from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax gain on the sale of real estate of $12,964 ($8,163, net of tax) and a pretax expense for a legal settlement  agreement of $4,000 ($2,420, net of tax).

Our management believes that the disclosure of this non-GAAP financial measure provides useful information to investors because the non-GAAP financial measure presents an alternative and appropriate method for measuring our operating performance, excluding certain items included in the most directly comparable GAAP financial measure.  Our management uses this non-GAAP financial measure, along with the most directly comparable GAAP financial measure, in evaluating our operating performance.